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AETNA BUILDS STRONG LINKS BETWEEN PERFORMANCE AND PAY


By Sue Leroux

  How does Aetna celebrate success?  How do we ensure that all employees share
in the rewards of our success?	How do we show people we value them?
  "Bottom line, how we recognize and reward people is crucial," says Mary Ann Champlin, head of Aetna Human Resources. "One of the ways we are changing Aetna is by clearly communicating the kind of performance we expect and the kinds of rewards employees can expect in return.
  "Our compensation strategy is to pay employees competitively and according to clear standards. We intend to pay for performance - simple as that," says Champlin. "More and more - in base pay and bonuses - our employees can expect their monetary reward to reflect how they or their business unit or their team has performed."
  Has the company always tied pay to performance? Not very well. Several years ago, Aetna began assessing its compensation practices. "We found that we weren't always consistent with our pay-for-performance strategy," says Champlin. "We also began to understand how vital it is to think of the whole package - base salary and variable pay or bonuses - as the means to provide incentives and re-ward employees. Today, we're much further along and very excited about the next steps. We're working with the SBUs to make sure that all our compensation programs - at all levels - are competitive and reward results that help Aetna reach its goals."
  At the executive level, pay-for-performance is in place: In 1992 the company had core earnings of $192 million - "totally unacceptable" according to Ron Compton. Because of those results, Aetna paid no bonuses to top executives.
  Last year, however, core earnings improved in every business segment. Although Aetna reported a net loss as a result of strategic decisions that strengthened the company in the long run, core earnings were $610 million and the total return to shareholders (stock price appreciation plus dividends) was 36 percent.
  To reward those results and Aetna's progress toward its strategic goals, the board of directors voted to pay competitive bonuses to a significant number of executives, managers and other professionals.

EMPLOYEE MERIT AND BONUS POOLS INCREASE
  The improved results were also reflected in non-executive compensation. According to Mary Fitzer, head of base pay development and administration, "Company-wide, merit increase and bonus pools significantly increased over the previous year." She added that the funding reflects the company's desire to pay for performance and remain a competitive employer in the marketplace.
  But that's not all. According to Jim Gould, head of executive and variable compensation, "More than a dozen new or revised incentive programs were launched. They're proof of our progress in using variable pay to reward stronger individual and team performance at all levels." Gould ticks off some examples:
- - Individual Life - after its strong financial results in '93 - created a special, one-time bonus to recognize the outstanding efforts of the broader employee population.

- - Other SBUs - Annuity and Small Business Market, to name two - are stepping up their use of variable pay to give employees greater incentive to achieve specific results. These include plans to reward customer satisfaction and retention, in addition to sales and service.
- - Aetna Health Businesses developed a discretionary bonus fund to re-ward outstanding individual and team contributions.

MORE ON THE WAY
  But that's only the beginning. Broader measures to strengthen the link between pay and performance are in the works.
  For 1994, business leaders in Property/Casualty, Investments/Financial Services, and corporate areas also will have special bonus pools to reward employees for outstanding performance.
  To focus Aetna's leaders on sustained financial improvement, shareholders will vote April 29 on a new long-term executive compensation plan. The plan, which is described in the company's proxy statement, is designed to motivate senior management's collective efforts to increase shareholder value, which is a measure of employees' success in building value for customers. In connection with the plan, the company will adopt stock ownership guidelines for senior executives. Specified grants would pay out at the end of the four-year cycle (1993-1996) should the company's ranking significantly improve as measured by the Dow Jones Insurance Industry Index (DJIII), with an interim payout possible at the end of three years. The goal is for Aetna to achieve a four-year average DJIII ranking in the top half of the 29-company index.
  To achieve this long-term goal, Aetna leaders must intensify efforts to focus employees on customers, on developing and selling competitive products, on reducing costs, improving profitability, and creating an environment where employees can fully contribute and excel.
  This year, Aetna will continue introducing the Job Value System (JVS) - which will eventually eliminate job classes. In place of classes will come job families - fewer, more broadly defined jobs. This change will result in a more relevant framework for paying for performance. Organizations will be implementing JVS according to timetables established last year.
  Beyond compensation, other rewards and recognition programs are on the rise. The Chairman's Award, Hats Off, Aetna Health Businesses' Leadership Award, Annuity's B.E.S.T. (Be Excellent in Service Today) Award and Life's Star Service Award are examples of how businesses are recognizing and rewarding people who contribute to the company's performance.
  Bottom line?	Champlin says, "We're working to make sure that the more than
$1.5 billion Aetna spends in compensation each year is used effectively. And we're working to make sure that Aetna employees receive competitive salaries and incentives for performance that improves customer service and supports our business goals.
  "It's important that our employees understand our compensation strategy and programs and how they link to business goals," Champlin added. "If you have questions, you should discuss them with your supervisor."

  Sue Leroux covers compensation for AetnaSphere.